EXHIBIT 99.1
Leidos Posts Strong Second Quarter Results and Raises Full-Year Guidance
▶Revenues of $4.3 billion, up 3% organically year-over-year
▶Net income of $393 million or $3.01 per diluted share
▶Record Adjusted EBITDA (non-GAAP) of $647 million and Adjusted EBITDA margin of 15.2%
▶Record Non-GAAP Diluted Earnings per Share of $3.21, up 22% year-over-year
▶Cash Flows from Operations of $486 million; Free Cash Flow (non-GAAP) of $457 million

RESTON, Va., August 5, 2025 – Leidos Holdings, Inc. (NYSE: LDOS) today reported financial results for the second quarter of fiscal year 2025, highlighted by robust earnings and revenue growth.
"Our second quarter results showcase the strength of our differentiated portfolio and the alignment of our NorthStar 2030 strategy with the priorities of the new Administration," said Leidos Chief Executive Officer Tom Bell. "With record margins, continued double-digit EPS growth, and strong cash conversion, we are delivering on our financial commitments, and we are strategically deploying capital to grow shareholder value. We are pleased to improve our guidance outlook for 2025 given two quarters of exceptional performance and enhanced clarity on the macro environment."
SUMMARY OPERATING RESULTS

	Three Months Ended
(in millions, except margin and per share data)	July 4, 2025	June 28, 2024
Revenues	$4,253	$4,132
Net income	$393	$324
Net income margin	9.2%	7.8%
Diluted earnings per share (EPS)	$3.01	$2.37
Non-GAAP Measures*:
Adjusted EBITDA	$647	$559
Adjusted EBITDA margin	15.2%	13.5%
Non-GAAP diluted EPS	$3.21	$2.63

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another representation of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.
Revenues for the quarter were $4.25 billion, up 3% compared to the second quarter of 2024. Revenues grew year-over-year due to increased demand across all customer segments, especially in Defense Systems given strong demand in innovative military products.
For the second quarter, net income was $393 million, or $3.01 per diluted share. Net income and diluted EPS were up 21% and 27% year-over-year, respectively. Net income margin of 9.2% increased from 7.8% in the second quarter of 2024.
Adjusted EBITDA was $647 million for the second quarter, up 16% year-over-year. Adjusted EBITDA margin of 15.2% increased from 13.5% in the second quarter of 2024. Non-GAAP net income was $419 million for the second quarter, up 16% year-over-year, and non-GAAP diluted EPS for the quarter was $3.21, up 22% year-over-year. The primary drivers of increased profitability were prudent cost management, improved program execution, and a $25 million insurance reimbursement for legal costs primarily incurred in prior periods.

1	Leidos Holdings, Inc. Exhibit 99.1

CASH FLOW SUMMARY
In the second quarter, Leidos generated $486 million of net cash provided by operating activities and used $314 million and $83 million in investing and financing activities, respectively. The primary investing activity was the acquisition of Kudu Dynamics on May 23, 2025, for preliminary purchase consideration of $291 million, net of $29 million cash acquired. The acquisition squarely aligns with Leidos' NorthStar 2030 strategy, accelerating its rapid scaling of artificial intelligence-enabled cyber capabilities for defense, intelligence and homeland security customers. Kudu Dynamics is included within the National Security & Digital segment. In addition, investing activities included $29 million in property, equipment and software payments, which resulted in quarterly free cash flow of $457 million. Financing activities were driven by $61 million returned to shareholders, including $9 million in share repurchases and $52 million as part of a regular quarterly cash dividend program.
As of July 4, 2025, Leidos had $930 million in cash and cash equivalents and $5.1 billion of debt. On August 1, 2025, the Leidos Board of Directors declared a cash dividend of $0.40 per share. The dividend will be payable on September 30, 2025, to stockholders of record at the close of business on September 15, 2025.

Leidos Holdings, Inc. Exhibit 99.1	2

NEW BUSINESS AWARDS
Net bookings totaled $3.9 billion in the quarter, representing a book-to-bill ratio of 0.9. As a result, backlog at the end of the quarter was $46.2 billion, of which $7.1 billion was funded. Included in the quarterly bookings were several notable awards:
▶Significant Classified Awards. Leidos was awarded two large Intelligence Community contracts: a ten-year, $1.3 billion take-away and a six-year, $390 million recompete. These awards demonstrate Leidos' capability and commitment in supporting the most critical missions to protect the nation.
▶Air Force Electronic Warfare Mission Support. Leidos was awarded a new $350 million indefinite delivery indefinite quantity (IDIQ) subcontract by Huntington Ingalls Industries (HII) to provide electronic warfare engineering and hardware solutions supporting HII and the U.S. Air Force. The IDIQ will support Electronic Warfare-related Task Orders through September 2029, with the first Task Order awarded in May 2025 valued at $186 million where Leidos will deliver the first full-scale mission critical solution.
▶Criminal Justice Information Services Fingerprint Analysis Support Team Biometric Services. Leidos was awarded a $128 million task order by the Federal Bureau of Investigation to provide agile software development and modernization for the Next Generation Identification system, the bureau’s biometric and criminal history repository. Under the contract, Leidos will enhance the processing, analysis, and automation of fingerprint and biometric data by providing continuous system support; maintain operational readiness; and modernize biometric workflows to improve speed, accuracy, and reliability.
▶North Atlantic Treaty Organization (NATO) IT Modernization. The NATO Communications and Information Agency awarded Leidos a new firm-fixed price, single-award IDIQ contract with a ceiling value of $87 million. Leidos will provide a centralized IT solution to support NATO's operational network, integrating core services such as service management and cybersecurity with the goal of enhancing interoperability and operational efficiency across the NATO command structure. This Leidos-led modernization initiative involving companies from France, Germany, Italy, and the U.K. is designed to improve resilience against cyber threats and increase efficiency and scalability in support of NATO digital transformation.

3	Leidos Holdings, Inc. Exhibit 99.1

FORWARD GUIDANCE
Leidos is raising its fiscal year 2025 guidance as follows:

FY25 Guidance
Measure	Current	Prior
Revenues (B)	$17.00 - $17.25	$16.90 - $17.30
Adjusted EBITDA Margin	Mid 13%	Mid-High 12%
Non-GAAP Diluted EPS	$11.15 - $11.45	$10.35 - $10.75
Cash Flows Provided by Operating Activities (B)	Approximately $1.65	Approximately $1.45
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income margin or diluted EPS due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income margin or diluted EPS may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income margin and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.

Leidos Holdings, Inc. Exhibit 99.1	4

CONFERENCE CALL INFORMATION
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on August 5, 2025. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com). An archived version of the webcast will be available on the Leidos Investor Relations website until August 5, 2026.
ABOUT LEIDOS
Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 47,000 global employees, Leidos reported annual revenues of approximately $16.7 billion for the fiscal year ended January 3, 2025. For more information, visit www.leidos.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and the ongoing Continuing Resolution, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the U.S. government budget process or a government shutdown, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings,

5	Leidos Holdings, Inc. Exhibit 99.1

financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.
These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission (SEC), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of August 5, 2025. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Todd Blecher
571.526.6124	571.926.3822
ir@leidos.com	todd.blecher@leidos.com

Leidos Holdings, Inc. Exhibit 99.1	6

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share data)	July 4, 2025	June 28, 2024	July 4, 2025	June 28, 2024
Revenues	$4,253	$4,132	$8,498	$8,107
Cost of revenues	3,471	3,427	6,959	6,764
Selling, general and administrative expenses	217	231	447	457
Acquisition, integration and restructuring costs	2	7	6	11
Equity earnings of non-consolidated subsidiaries	(8)	(8)	(15)	(15)
Operating income	571	475	1,101	890
Non-operating income (expense):
Interest expense, net	(55)	(51)	(104)	(100)
Other income (expense), net	2	2	(1)	4
Income before income taxes	518	426	996	794
Income tax expense	(125)	(102)	(238)	(187)
Net income	393	324	758	607
Less: net income attributable to non-controlling interest	2	2	4	1
Net income attributable to Leidos common stockholders	$391	$322	$754	$606
Earnings per share:
Basic	$3.03	$2.39	$5.84	$4.49
Diluted	3.01	2.37	5.80	4.42
Weighted average number of common shares outstanding:
Basic	129	135	129	135
Diluted	130	136	130	137
Cash dividends declared per share	$0.40	$0.38	$0.80	$0.76

7	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)	July 4, 2025	January 3, 2025
Assets:
Cash and cash equivalents	$930	$849
Receivables, net	2,915	2,645
Inventory, net	364	315
Other current assets	572	525
Total current assets	4,781	4,334
Property, plant and equipment, net	973	991
Intangible assets, net	515	517
Goodwill	6,359	6,084
Operating lease right-of-use assets, net	535	560
Other long-term assets	386	524
Total assets	$13,549	$13,010
Liabilities:
Accounts payable and accrued liabilities	$2,003	$2,131
Accrued payroll and employee benefits	826	811
Current portion of long-term debt	119	618
Total current liabilities	2,948	3,560
Long-term debt, net of current portion	4,985	4,052
Operating lease liabilities	598	621
Other long-term liabilities	311	317
Total liabilities	8,842	8,550
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 128,295,977 and 131,163,899 shares issued and outstanding at July 4, 2025, and January 3, 2025, respectively	—	—
Additional paid-in capital	650	1,112
Retained earnings	4,061	3,410
Accumulated other comprehensive loss	(49)	(110)
Total Leidos stockholders’ equity	4,662	4,412
Non-controlling interest	45	48
Total stockholders' equity	4,707	4,460
Total liabilities and stockholders' equity	$13,549	$13,010

Leidos Holdings, Inc. Exhibit 99.1	8

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(in millions)	July 4, 2025	June 28, 2024	July 4, 2025	June 28, 2024
Cash flows from operations:
Net income	$393	$324	$758	$607
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	72	71	141	140
Stock-based compensation	25	20	46	40
Deferred income taxes	224	(42)	200	(67)
Other	1	8	—	2
Change in assets and liabilities, net of effects of acquisition:
Receivables	10	96	(236)	(185)
Other current assets and other long-term assets	(7)	42	(34)	7
Accounts payable and accrued liabilities and other long-term liabilities	(188)	(66)	(260)	(117)
Accrued payroll and employee benefits	155	(38)	7	10
Income taxes receivable/payable	(199)	(34)	(78)	57
Net cash provided by operating activities	486	381	544	494
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(285)	—	(285)	—
Payments for property, equipment and software	(29)	(23)	(51)	(40)
Net proceeds from sale of assets	—	2	—	2
Other	—	—	—	5
Net cash used in investing activities	(314)	(21)	(336)	(33)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	997	—
Repayments of borrowings	(30)	(5)	(559)	(9)
Payments for debt issuance costs	—	—	(7)	—
Dividend payments	(52)	(51)	(105)	(104)
Repurchases of stock and other	(9)	(114)	(537)	(297)
Proceeds from issuances of stock	16	13	31	26
Net capital distributions to non-controlling interests	(2)	(2)	(7)	(3)
Other	(6)	—	(6)	—
Net cash used in financing activities	(83)	(159)	(193)	(387)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	7	—	14	(4)
Net increase in cash, cash equivalents and restricted cash	96	201	29	70
Cash, cash equivalents and restricted cash at beginning of period	924	661	991	792
Cash, cash equivalents and restricted cash at end of period	1,020	862	1,020	862
Less: restricted cash at end of period	90	118	90	118
Cash and cash equivalents at end of period	$930	$744	$930	$744

9	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS

	Three Months Ended		Six Months Ended
(in millions)	July 4, 2025	June 28, 2024	July 4, 2025	June 28, 2024
Revenues:
National Security & Digital	$1,872	$1,813	$3,750	$3,606
Health & Civil	1,272	1,263	2,563	2,462
Commercial & International	566	561	1,134	1,070
Defense Systems	543	495	1,051	969
Total	$4,253	$4,132	$8,498	$8,107
Operating income (loss):
National Security & Digital	$188	$183	$373	$358
Health & Civil	311	307	610	529
Commercial & International	40	(11)	77	23
Defense Systems	41	34	75	55
Corporate	(9)	(38)	(34)	(75)
Total	$571	$475	$1,101	$890
Operating income margin:
National Security & Digital	10.0%	10.1%	9.9%	9.9%
Health & Civil	24.4%	24.3%	23.8%	21.5%
Commercial & International	7.1%	(2.0)%	6.8%	2.1%
Defense Systems	7.6%	6.9%	7.1%	5.7%
Total	13.4%	11.5%	13.0%	11.0%
National Security & Digital
National Security & Digital revenues of $1.87 billion increased by 3% compared to the prior year quarter. Revenue growth was driven by recent contract awards, increased volumes on the Sentinel program, and a modest contribution from Kudu Dynamics. For the quarter, operating income margin decreased slightly to 10.0% from 10.1% in the prior year quarter, and non-GAAP operating income margin of 10.4% was unchanged from the prior year quarter.
Health & Civil
Health & Civil revenues of $1.27 billion increased by 1% compared to the prior year quarter. Health & Civil operating income margin for the quarter was 24.4%, compared to 24.3% in the prior year quarter, and non-GAAP operating income margin was 24.9%, unchanged from the prior year quarter. The sustained strong profitability was driven by continued high volumes within the managed health services business.
Commercial & International
Commercial & International revenues of $566 million increased by 1% compared to the prior year quarter driven by continued demand for security product solutions and strong performance on certain programs in the United Kingdom (UK). Operating income margin for the quarter was 7.1%, compared to (2.0)% in the prior year quarter, and non-GAAP operating margin increased to 8.5% from 0.7% in the prior year quarter. The improvement in segment profitability was primarily the result of rebaselining certain contracts within the UK business in the second quarter of last year.
Defense Systems
Defense Systems revenues of $543 million increased by 10% compared to the prior year quarter, primarily driven by increased volumes in space sensing and integrated air defense, including the Indirect Fires Protection Capability Increment 2 system. Defense Systems operating income margin for the quarter was 7.6%, compared to 6.9% in the prior year quarter, and non-GAAP operating margin was 9.8%, compared to 10.3% in the prior year quarter.

Leidos Holdings, Inc. Exhibit 99.1	10

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
Backlog represents the revenues we expect to recognize under negotiated contracts and unissued task orders on sole source IDIQ contracts, to the extent we believe their execution and funding to be probable. Backlog does not include potential task orders expected to be awarded under multiple award IDIQ contracts.
Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts. Unfunded backlog represents all remaining value on task orders that is not funded, including options, that we expect to recognize as well as expected future task orders under sole source IDIQ contracts.
The estimated value of backlog as of the dates presented was as follows:

	July 4, 2025			June 28, 2024(1)
(in millions)	Funded	Unfunded	Total	Funded	Unfunded	Total
National Security & Digital	$2,536	$22,325	$24,861	$2,681	$19,704	$22,385
Health & Civil	649	10,139	10,788	1,607	9,015	10,622
Commercial & International	2,589	2,510	5,099	2,699	1,886	4,585
Defense Systems	1,348	4,114	5,462	1,036	2,923	3,959
Total	$7,122	$39,088	$46,210	$8,023	$33,528	$41,551
(1)Amounts have been recast to include estimated future revenue on task orders expected to be awarded under sole source IDIQ contracts. As a result, unfunded backlog increased $5,064 million.
Backlog at July 4, 2025, includes $149 million of backlog acquired through the acquisition of Kudu Dynamics within our National Security & Digital reportable segment.

11	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
▶Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance and retention costs and asset markdowns related to acquisitions and restructuring activities.
▶Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets.
▶Gain on sale of intangible assets – Represents the gain on sale of intellectual property not used in operations.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by (used in) operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by (used in) operating activities by net income attributable to Leidos shareholders.

Leidos Holdings, Inc. Exhibit 99.1	12

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	July 4, 2025	June 28, 2024	Percent Change
National Security & Digital
Revenues, as reported	$1,872	$1,813	3.3%
Acquisition revenues(1)	12	—
Organic revenues	1,860	1,813	2.6%
Health & Civil
Revenues, as reported	1,272	1,263	0.7%
Commercial & International
Revenues, as reported	566	561	0.9%
Defense Systems
Revenues, as reported	543	495	9.7%
Total Operations
Revenues, as reported	4,253	4,132	2.9%
Acquisition revenues(1)	12	—
Organic revenues	$4,241	$4,132	2.6%

(1)Current period acquisition revenues reflect revenues in the current as reported figures for 12 months from closing of each acquisition. Acquisition revenues for the three months ended July 4, 2025, for the National Security & Digital segment include Kudu Dynamics (acquired May 23, 2025).

13	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended July 4, 2025:

	Three Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Operating income	$571	$2	$32	$605
Non-operating expense, net	(53)	—	—	(53)
Income before income taxes	518	2	32	552
Income tax expense(1)	(125)	(1)	(7)	(133)
Net income	393	1	25	419
Less: net income attributable to non-controlling interest	2	—	—	2
Net income attributable to Leidos common stockholders	$391	$1	$25	$417

Diluted EPS attributable to Leidos common stockholders(2)	$3.01	$0.01	$0.19	$3.21
Diluted shares	130	130	130	130

	Three Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP results
Net income	$393	$1	$25	$419
Income tax expense(1)	125	1	7	133
Income before income taxes	518	2	32	552
Depreciation expense	40	—	—	40
Amortization of intangibles	32	—	(32)	—
Interest expense, net	55	—	—	55
Adjusted EBITDA	$645	$2	$—	$647
Adjusted EBITDA margin	15.2%			15.2%
(1)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	14

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended June 28, 2024:

	Three Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Operating income	$475	$13	$36	$—	$524
Non-operating expense, net	(49)	—	—	(2)	(51)
Income before income taxes	426	13	36	(2)	473
Income tax expense(2)	(102)	(3)	(8)	—	(113)
Net income	324	10	28	(2)	360
Less: net income attributable to non-controlling interest	2	—	—	—	2
Net income attributable to Leidos common stockholders	$322	$10	$28	$(2)	$358

Diluted EPS attributable to Leidos common stockholders(3)	$2.37	$0.07	$0.21	$(0.01)	$2.63
Diluted shares	136	136	136	136	136

	Three Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Net income	$324	$10	$28	$(2)	$360
Income tax expense(2)	102	3	8	—	113
Income before income taxes	426	13	36	(2)	473
Depreciation expense	35	—	—	—	35
Amortization of intangibles	36	—	(36)	—	—
Interest expense, net	51	—	—	—	51
Adjusted EBITDA	$548	$13	$—	$(2)	$559
Adjusted EBITDA margin	13.3%				13.5%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

15	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the six months ended July 4, 2025:

	Six Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP results
Operating income	$1,101	$7	$62	$1,170
Non-operating expense, net	(105)	—	—	(105)
Income before income taxes	996	7	62	1,065
Income tax expense(2)	(238)	(2)	(15)	(255)
Net income	758	5	47	810
Less: net income attributable to non-controlling interest	4	—	—	4
Net income attributable to Leidos common stockholders	$754	$5	$47	$806

Diluted EPS attributable to Leidos common stockholders(3)	$5.80	$0.04	$0.36	$6.20
Diluted shares	130	130	130	130

	Six Months Ended July 4, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP results
Net income	$758	$5	$47	$810
Income tax expense(2)	238	2	15	255
Income before income taxes	996	7	62	1,065
Depreciation expense	79	—	—	79
Amortization of intangibles	62	—	(62)	—
Interest expense, net	104	—	—	104
Adjusted EBITDA	$1,241	$7	$—	$1,248
Adjusted EBITDA margin	14.6%			14.7%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	16

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the six months ended June 28, 2024:

	Six Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Operating income	$890	$17	$73	$—	$980
Non-operating expense, net	(96)	—	—	(2)	(98)
Income before income taxes	794	17	73	(2)	882
Income tax expense(2)	(187)	(4)	(18)	—	(209)
Net income	607	13	55	(2)	673
Less: net income attributable to non-controlling interest	1	—	—	—	1
Net income attributable to Leidos common stockholders	$606	$13	$55	$(2)	$672

Diluted EPS attributable to Leidos common stockholders(3)	$4.42	$0.09	$0.40	$(0.01)	$4.91
Diluted shares	137	137	137	137	137

	Six Months Ended June 28, 2024
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Gain on sale of intangible assets	Non-GAAP results
Net income	$607	$13	$55	$(2)	$673
Income tax expense(2)	187	4	18	—	209
Income before income taxes	794	17	73	(2)	882
Depreciation expense	67	—	—	—	67
Amortization of intangibles	73	—	(73)	—	—
Interest expense, net	100	—	—	—	100
Adjusted EBITDA	$1,034	$17	$—	$(2)	$1,049
Adjusted EBITDA margin	12.8%				12.9%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

17	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended July 4, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$188	$—	$7	$195	10.4%
Health & Civil	311	—	6	317	24.9%
Commercial & International	40	1	7	48	8.5%
Defense Systems	41	—	12	53	9.8%
Corporate	(9)	1	—	(8)	NM
Total	$571	$2	$32	$605	14.2%

	Three Months Ended June 28, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$183	$—	$5	$188	10.4%
Health & Civil	307	—	7	314	24.9%
Commercial & International	(11)	8	7	4	0.7%
Defense Systems	34	—	17	51	10.3%
Corporate	(38)	5	—	(33)	NM
Total	$475	$13	$36	$524	12.7%

	Six Months Ended July 4, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$373	$—	$12	$385	10.3%
Health & Civil	610	—	12	622	24.3%
Commercial & International	77	5	14	96	8.5%
Defense Systems	75	—	24	99	9.4%
Corporate	(34)	2	—	(32)	NM
Total	$1,101	$7	$62	$1,170	13.8%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

Leidos Holdings, Inc. Exhibit 99.1	18

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Six Months Ended June 28, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$358	$—	$11	$369	10.2%
Health & Civil	529	—	13	542	22.0%
Commercial & International	23	8	15	46	4.3%
Defense Systems	55	—	34	89	9.2%
Corporate	(75)	9	—	(66)	NM
Total	$890	$17	$73	$980	12.1%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

19	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)
The following table presents the reconciliation of free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and free cash flow conversion ratios:

	Three Months Ended
	July 4, 2025	June 28, 2024
Net cash provided by operating activities(1)	$486	$381
Payments for property, equipment and software	(29)	(23)
Non-GAAP free cash flow	$457	$358

Net income attributable to Leidos common stockholders	$391	$322
Acquisition, integration and restructuring costs(2)(3)	1	10
Amortization of acquired intangibles(2)	25	28
Gain on sale of intangible assets	—	(2)
Non-GAAP net income attributable to Leidos common stockholders	$417	$358

Operating cash flow conversion ratio	124%	118%
Non-GAAP free cash flow conversion ratio	110%	100%
(1)Net cash provided by operating activities for the three months ended June 28, 2024, was recast to reflect a change in accounting policy.
(2)After-tax expenses excluded from non-GAAP net income.
(3)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

Leidos Holdings, Inc. Exhibit 99.1	20